Exhibit 99.1

Behringer Harvard Opportunity REIT II, Inc. 2012 First Quarter Update Holstenplatz, Hamburg, Germany

To Listen to Today’s Call To listen to today’s call: Dial: 877-312-3928 Conference ID: 63409514 (Only the slide presentation is available online during the call)

Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: no trading market for the Shares exists and the Company can provide no assurance that one will ever develop; possible delays in locating suitable investments; the Company’s potential inability to invest in a diverse portfolio; investments in foreign properties are susceptible to currency exchange rate fluctuations, adverse political developments, and changes in foreign laws; adverse market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which the Company’s properties are located; the availability of credit generally, and any failure to refinance or extend the Company’s debt as it comes due or a failure to satisfy the conditions and requirements of that debt; future increases in interest rates; the Company’s ability to raise capital in the future by issuing additional equity or debt securities, selling its assets or otherwise; payment of distributions from sources other than cash flows from operating activities; the Company’s obligation to pay substantial fees to the advisor and its affiliates; the Company’s ability to retain its executive officers and other key personnel of the advisor, its property manager and their affiliates; conflicts of interest arising out of the Company’s relationships with the advisor and its affiliates; unfavorable changes in laws or regulations impacting the Company’s business or our assets; and factors that could affect the Company’s ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011, each as filed with the Securities and Exchange Commission.

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com To Listen to Today’s Call: Dial: 877-312-3928 Conference ID: 63409514 (Only the slide presentation is available online for this call)

Agenda Agenda Economic Environment Noteworthy Items Financial Review Portfolio Update Questions Parrot’s Landing, North Lauderdale, FL

Weak Recovery 1.9% (revised) GDP growth in Q1 2012 Compared with 2.2% (prelim.) in Q1 2012 Compared with 1.7% for FY 2011 Unemployment rate increased to 8.2% U6 unemployment rate increased to 14.8% Only 69,000 jobs created in May Previous two months revised downward Labor force participation is only 63.6% 12.7 million people unemployed Headwinds Remain European sovereign debt and banking crisis Flight to quality – U.S. Treasury securities Uncertainty of global economy Growing deficit Economic Overview GrandMarc at Westberry Place in Ft. Worth, TX The Arbors Harbor Town, Memphis, TN

Terminated primary offering Paid $0.50 per share special distribution on May 10 as a result of sales of Inland Empire Distribution Center, Archibald Business Center and Palms of Monterrey $2.28 per share aggregate distributions to date for those who purchased shares on April 1, 2008 Adjusted estimated per-share value to $9.50 Ceased regular distributions in favor of future periodic special distributions and terminated DRIP CMG tender offer – we recommend that shareholders reject this offer Noteworthy Items River Walk Apartments, Athens, GA

CMG states they are making the offer “...for investment purposes with the intention of making a profit from ownership of the Shares.” CMG states they are “...motivated to establish the lowest price which might be acceptable to Shareholders...” CMG has “...estimated that the Shares are worth approximately $3.45 per Share.” CMG acknowledges that they “...have not made an independent appraisal of the Shares or the REIT’s properties, and are not qualified to appraise real estate.” CMG’s offer represents a 42% discount to their own estimated per-share value Shareholders Should REJECT CMG’s $2.00/Share Offer Note: Emphasis ours Summary of CMG’s Offer:

OP2 believes CMG is trying to take advantage of the REIT’s shareholders OP2’s Board believes the ultimate value of the shares is significantly greater than CMG’s offering price and per-share valuation OP2’s cash and cash equivalents alone equal approximately $3.58 per share, as of March 31, 2012, well above CMG’s offering price and per-share valuation OP2’s recent special distribution of $0.50 per share demonstrates the success of our investment strategy Shareholders Should REJECT CMG’s $2.00/Share Offer (cont.) OP2’s View: If you do NOT wish to tender your shares, you do NOT need to take any action

Financial Review $93.2 million in cash and cash equivalents, as of March 31, 2012 Q1 2012 operating results: $(3.9) million loss from continuing operations Net income attributable to shareholders was $3.7 million, after adjustments for discontinued operations FFO was $(0.03) per share, which excludes the gain from sale of Palms of Monterrey Note: For a reconciliation of net income to FFO, please refer to the REIT’s Current Report on Form 8-K filed on June 7, 2012 with the SEC.

Financial Review Improving leverage profile: Notes Payable-to-Total Assets was 51%, as of March 2012 Notes Payable declined $19.9 million in Q1 2012 1875 Lawrence in downtown Denver, CO 81% leased, but has some important lease expirations in 2012 Seeing considerable investor and leasing interest Working to sell or refinance $21 million loan prior to December 2012 maturity date No other loan maturities in 2012 (cont.)

Portfolio Debt

Description	Notes Payable as of Mar. 31, 2012	Notes Payable as of Dec. 31, 2011	Interest Rate	Maturity Date	Percentage of Total
1875 Lawrence	$ 20,982	$ 21,016	30-day LIBOR + 2.5% (1)(2)	12/31/12 (5)	9.5%
Interchange Business Center	19,619	19,619	30-day LIBOR + 5% (1)(3)	12/01/13	8.9%
Holstenplatz	10,332	10,084	3.887%	04/30/15	4.7%
Courtyard Kauai at Coconut Beach Hotel	38,000	38,000	30-day LIBOR + .95% (1)	11/09/15	17.3%
Florida MOB Portfolio - Palmetto Building	6,186	6,222	4.55%	01/01/16	2.8%
Florida MOB Portfolio - Victor Farris Building	12,470	12,542	4.55%	01/01/16	5.7%
Palms of Monterrey	-	19,700	30-day LIBOR + 3.35% (4)	07/01/17	0.0%
Parrot's Landing	28,888	29,013	4.23%	10/01/17	13.1%
Florida MOB Portfolio - Gardens Medical Pavilion	14,632	14,713	4.90%	01/01/18	6.7%
River Club and the Townhomes at River Club	25,200	25,200	5.26%	05/01/18	11.5%
Babcock Self Storage	2,255	2,265	5.80%	08/30/18	1.0%
Arbors Harbor Town	26,000	26,000	3.985%	01/01/19	11.8%
Lakes of Margate	15,333	15,383	5.49% and 5.92%	01/01/20	7.0%
	$ 219,897	$ 239,757			100.0%

(1) 30-day LIBOR was 0.2% at March 31, 2012.

(2) The loan has a minimum interest rate of 6.25%.

(3) The 30-day LIBOR rate is set at a minimum value of 2.5%.

(4) On January 5, 2012, we sold Palms of Monterrey to an unaffiliated third party.

(5) The note payable contains a one-year extension option, subject to certain conditions.

BEHRINGERHARVARD
OPPORTUNITY REIT II, INC.

13

© 2012 Behringer Harvard

Portfolio Update Asset Status Update Alte Jakobstrasse (office/retail) Berlin, Germany Acquired for $11.1 million on April 5, 2012 87% leased Property-level debt of $7.8 million due December 2015

Acquisition Targets Type Characteristics Multifamily Class B and B+ Can be acquired below replacement cost Need modest capital improvements Student Housing Campuses with growing enrollments Lack of on-campus housing options Administrations that support private sector housing options German properties High quality office properties Attractive cost basis Located in strong economic and employment areas

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com